SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

                        (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant []
Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Subsection 240.14a-11(c) or
    Subsection 240.14a-12


                      National Gas & Oil Company
          (Name of Registrant as Specified In Its Charter)


             ___________________________________________
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party ot the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and O-11.


   1)  Title of each class of securities to which transaction applies:
       ______________________________________________

   2)  Aggregate number of securities to which transaction applies:
       ______________________________________________

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ______________________________________________

    4)  Proposed maximum aggregate value of transaction:
        _____________________________________________

    5)  Total fee paid:
        _____________________________________________

[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1)  Amount Previously Paid:
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    4)  Date Filed:
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                        NATIONAL GAS & OIL COMPANY


                 Notice of Annual Meeting of Shareholders

                          To be Held May 18, 1995




TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of NATIONAL GAS & OIL COMPANY, an Ohio Corporation (hereinafter referred to as "Company"), has been called and will be held in the General Offices of the Company at 1500 Granville Road, Newark, Ohio on May 18, 1995 at 10:00 A.M., local time, for the following purposes:

     (1) To elect three directors to serve for a period of three years or until their respective successors are duly elected and qualified.

     (2) To consider and act upon a proposal to amend the Articles of Incorporation to increase the maximum number of common shares which the Company shall be authorized to have outstanding from 7,000,000 to 14,000,000.

     (3) To ratify the appointment of Price Waterhouse to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1995.

     (4) To transact such other business as may properly come before the meeting.

     All of the above matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 27, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Shares of the Company of record at the close of business on such date will be entitled to notice thereof or to vote thereat.

     If you cannot attend the meeting in person, please execute, date and return the enclosed proxy in the envelope provided, with postage prepaid for mailing within the United States.

                                         By Order of the Board of Directors


                                                            John B. Denison
                                                                  Secretary


Dated: April 10, 1995


                        NATIONAL GAS & OIL COMPANY



                              PROXY STATEMENT
                              APRIL 10, 1995



                    For Annual Meeting of Shareholders
                          To Be Held May 18, 1995




     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from holders of the outstanding Common Shares of NATIONAL GAS & OIL COMPANY for the annual meeting of shareholders of the Company to be held in the General Offices of the Company at 1500 Granville Road, Newark, Ohio 43055, on May 18, 1995 at 10:00 A.M., local time, for the purposes set forth in the accompanying notice of the meeting. The Company's telephone number is (614) 344-2102.

     Any proxy delivered in the accompanying form may be revoked by the person executing the same, in writing or in open meeting, at any time before the authority hereby granted is exercised. Proxies received which are properly executed will be voted at the meeting or any adjournment thereof as specified therein by the shareholders, but if no specification is made, such proxies will be voted for the election of the three nominees for Director named herein, and for the ratification of Price Waterhouse as the Company's independent auditor.

     If any other matters are properly brought before the meeting, or if a nominee for election as a Director named in the proxy statement is unable to serve or for good cause will not serve, the persons named in the proxy or their substitutes will vote in accordance with their best judgment on such matters or for such substitute nominee as the Directors may recommend.

     The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and in addition may be made by Officers and employees of the Company, personally or by telephone or telegram. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares. Proxy materials will be first sent to shareholders on or about April 17, 1995.

     Only the holders of Common Shares of record at the close of business on March 27, 1995, which is the record date for the annual meeting of shareholders fixed by the Board of Directors, are entitled to notice of and to vote at the meeting or any adjournment thereof. On March 27, 1995, the Company had outstanding 6,661,477 Common Shares, each share having one vote.

     Under Ohio law and the Company's Code of Regulations, the three nominees receiving the greatest number of votes shall be elected as directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of the individual nominees specified on the form of proxy. For purposes of determining whether a majority vote has been obtained for the proposed Amendment to the Articles of Incorporation or the ratification of independent accountants, abstentions and broker non-votes will have the same effect as votes against such proposals.

      Under the applicable Ohio statute, if notice in writing is given by any shareholder to the President, a Vice President, or Secretary of the Company not less than forty-eight hours before the time fixed for holding a meeting for the election of Directors that he desires the voting at such election to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, then each shareholder would have cumulative voting rights. If cumulative voting is requested as herein described, each shareholder would have a number of votes equal to the number of Directors to be elected (3) multiplied by the number of shares owned by him and would be entitled to cast all his votes for any one or more candidates as he sees fit.

     Article Two, Section 2.03 of the Company's Code of Regulations prescribes the method for a shareholder to nominate a candidate for election to the Board of Directors. Generally, nominations, other than those made by or on behalf of the existing Board of Directors of the Company, for election at an annual meeting of shareholders must be made in writing, delivered or mailed by first-class U.S. mail, postage prepaid, to the Secretary of the Company on or before the later of (i) February 1 immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders held for the election of Directors. Such nomination must set forth (i) the name, age, business or residence address of each nominee, (ii) the principal occupation or employment of each nominee, and (iii) the number of Common Shares of the Company owned beneficially and/or of record by each nominee and the length of time any such Common Shares have been so owned. As of the date of this Proxy Statement, no persons have been so nominated for election at this Annual Meeting.

                         CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to those persons known to the management of the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of March 1, 1995.



                 Amount and Nature of Beneficial Ownership


Name and Address of        Sole Voting &      Shared Voting &     Percent
  Beneficial Owner        Investment Power    Investment Power   of Class

The Trust Company of
New Jersey, Jersey
City, New Jersey             548,801(1)              -0-           8.24%


(1) Information provided to the Company by The Trust Company of New Jersey, which holds the shares as Trustee for two pension plans. The Trust Company of New Jersey certfies the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer.

Dimensional Fund
Advisors, Inc.
Santa Monica, California     365,317(2)              -0-           5.48%


(2) Information provided to the Company by Dimensional Fund Advisors, Inc., on Schedule 13G. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 365,317 shares of National Gas & Oil stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                          THE BOARD OF DIRECTORS

     Under the Company's Code of Regulations, the Board of Directors is divided into three classes consisting of not less than three nor more than four Directors each. The class to be elected in 1995 consists of three Directors.

     The following nominees are proposed for election as Directors to serve for a period of three years or until their successors are elected and qualified: David C. Easley, Patrick J. McGonagle and Graham R. Robb. Messrs. Easley and Robb are incumbent Directors. Management does not contemplate that any of the nominees named will be unable to serve.

     In the event that one or more of the nominees named is unable or is unwilling to accept, or is unavailable for, such election for any reason, the persons named in the proxies received in the accompanying form or their substitutes shall have authority, unless such authority is withheld, to vote or refrain from voting according to their judgment for other individuals as Directors in lieu thereof and in such cases, such proxies will be voted for such substitute nominees as the Directors may recommend. If Directors are to be elected by cumulative voting, the persons named in such proxies shall have authority to distribute their votes among the nominees as they shall determine in the exercise of their judgment.

                    NOMINEES FOR ELECTION AS DIRECTORS

David C. Easley - Age 52

     Mr. Easley was elected President of the Precise Corporation, Racine, Wisconsin, a manufacturer of high speed precision spindles for milling, drilling and grinding in 1994. Previously, Mr. Easley was Executive Vice President, a position he held in excess of five years. Mr. Easley is also a Director of the Bank of Elmwood, Racine, Wisconsin and the Bardon Rubber Products Co., Union Grove, Wisconsin. Mr. Easley has served as a Director of the Company since 1986 and his term as a Director expires in 1995.

Patrick J. McGonagle - Age 40

     Mr. McGonagle is President and Chief Executive Officer of National Gas & Oil Company and its operating subsidiaries, positions he has held since February 19, 1993. Previously, Mr. McGonagle was Vice President and General Counsel for a period in excess of five years. Mr. McGonagle is standing for election for the first time.

Graham R. Robb - Age 65

     Mr. Robb is the Vice President and a Director of The Oxford Oil Company, Zanesville, Ohio, producers of oil and gas. Mr. Robb is a Past President of the Ohio Oil and Gas Association, a statewide association serving the oil and gas industry. Mr. Robb has served as a Director of the Company since 1992 and his term as Director expires in 1995.


                      DIRECTORS CONTINUING IN OFFICE

James H. Cameron - Age 58

     Mr. Cameron is a partner in Cameron Brothers, producers of oil and gas, and is also President of Cameron Drilling Co., Inc. an operating company, positions he has held in excess of five years. Mr. Cameron has served as Director of the Company or its predecessor since 1978 and his term as a Director of the Company expires in 1997.

Edwin L. Heminger - Age 68

     Mr. Heminger is Chairman of the Board of Directors of The Findlay Publishing Company, Findlay, Ohio, a newspaper publishing company owned by the Heminger family, and Chairman of the Board of the White River Broadcasting Company, Inc. of Columbus, Indiana, a wholly owned subsidiary of The Findlay Publishing Company. Mr. Heminger has held his current positions for periods in excess of five years. Mr. Heminger is a Director of the Miami River Broadcasting Co., the Blanchard River Broadcasting Co., and the Celina Financial Corporation and its affiliated companies, Celina, Ohio. Mr. Heminger has served as a Director of the Company since 1984 and his present term expires in 1996.

Richard O. Johnson - Age 66

      Mr. Johnson is the President and majority shareholder of J.J. Agro, Inc., which was formed on April 25, 1991 and is located in Zanesville, Ohio. Mr. Johnson, in excess of five years, has been the President and majority stockholder of Clay City Beverages, Inc., a Pepsi Cola bottler and distributor in Zanesville, Ohio. The Pepsi Cola bottler and distributor assets were sold by Clay City Beverages on April 25, 1991. J.J. Agro is invested in various businesses, including restaurant, agriculture and oil and gas production and development. Mr. Johnson is a Director of the First National Bank of Zanesville, Ohio, and Muskingum Livestock Sales Company of Zanesville, Ohio. Mr. Johnson has served as a Director of the Company since 1984 and his present term expires in 1996.

Mason B. Starring, III - Age 71

     Mr. Starring is general partner of Mason B. Starring & Co., a venture capital limited partnership, a position he has held in excess of five years. Mr. Starring has served as Director of the Company or its predecessor since 1980 and his term as a Director of the Company expires in 1997.

William H. Sullivan, Jr. - Age 56

     Mr. Sullivan is the Senior Partner of Waterland Operating Company, Rowayton, Connecticut, a real estate investment company, and is Senior Partner of Monmouth Ocean Realty Trust, a R.E.I.T. located in Rowayton, Connecticut, positions he has held in excess of five years. Mr. Sullivan has served as a Director of the Company or its predecessor since 1978 and his term as a Director of the Company expires in 1997.


                             RETIRING DIRECTOR

J.W. Straker, Age 73

     Mr. Straker is Chairman of the Board of National Gas & Oil Company and its operating subsidiaries. Mr. Straker has served as Director of the Company or its predecessor since 1971 and his term as Director of the Company expires in 1995. As required by the Code of Regulations, Mr. Straker will retire from the Board at the Annual Meeting.


                     CERTAIN RELATED PARTY TRANSACTIONS

     Mr. Straker's brother, C.E. Straker, is President of Buckeye Supply Company, Zanesville, Ohio ("Buckeye Supply"). During 1994, Buckeye Supply received $227,426 from National Gas & Oil Corporation ("National Gas"), a subsidiary of the Company, for pipe, materials and supplies used in National Gas' construction, operation and maintenance activities. During 1994, NGO Development Corporation ("NGO Development"), a subsidiary of the Company, purchased pipe, material and supplies for $69,310 from Buckeye Supply.

     In 1994, The Oxford Oil Company ("Oxford Oil"), which is owned by Mr. Straker's son, John W. Straker, and which Mr. Robb serves as Vice President and a Director, received $2,537,282 for 1,154,843 Mcf for gas purchased by Producers Gas Sales, Inc. ("Producers Gas"), a subsidiary of the Company, as agent for end use natural gas customers. Mr. Straker's son-in-law, J.S. Henderson, is the President and owner of Hopewell Oil and Gas Development Company ("Hopewell"), a producer of oil and gas. During 1994, Hopewell received $1,752,867 for 788,050 Mcf for gas purchased by Producers Gas as agent for end use natural gas customers. During 1994, Cameron Brothers and Cameron Drilling Co., Inc. ("Cameron Brothers"), in which Mr. Cameron is a partner and President, received $499,527 for 222,388 Mcf for gas purchased
by Producers Gas as agent for end use natural gas customers.   The Company's
purchased gas terms are approved by the Executive Committee and Board of Directors and are consistent for all like gas producers.

     During 1994, Cameron Brothers contributed $34,191 to NGO Development for a joint venture drilling program and received $28,475 from NGO Development for joint venture drilling program operating expenses. During 1994, Oxford Oil contributed $98,145 to NGO Development for a joint venture drilling program and received $39,561 from NGO Development for joint venture drilling program operating expenses.

     All of the purchases and sales by the Company's subsidiaries were made on terms as favorable as those available from independent third parties. Mr. J.W. Straker does not maintain any financial interest or operational involvement in Buckeye Supply, Oxford Oil or Hopewell.


                 THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four (4) regular meetings during 1994. Each member of the Board of Directors who is not an Officer of the Company receives $1,500 for each meeting attended. Directors who are also Officers of the Company do not receive any fee for services performed as Directors or as members of the Committees of the Board. All Directors are reimbursed expenses for attended meetings.

     The Company maintains an Executive Committee which acts for and on behalf of the Board of Directors in the management, business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee, elected annually, is also responsible for capital expenditure, business development and nominating activities of the Board.
The Executive Committee is comprised of three (3) Directors: J. W. Straker, Chairman, James H. Cameron, and Graham R. Robb. The Committee held three (3) meetings during 1994. Non-officer members of the Executive Committee receive $500 per meeting attended for their services on the Executive Committee.

     The Audit Committee, comprised of outside Directors elected annually, met two (2) times with representatives of Price Waterhouse to review accounting and auditing matters. The Committee has the responsibilities of recommending the selection of the independent auditors for each year; consulting with the independent auditors regarding the scope and plan of audit, adequacy of internal controls, fees, non-audit services performed and reporting such findings to the Board of Directors. Members are Mason B. Starring, III, Chairman, David C. Easley, Edwin L. Heminger, and William H. Sullivan, Jr., each of whom is compensated at the rate of $800 per meeting attended.

     The Employees' Retirement Plan, Salary Deferral Plan and Group Medical and Dental Welfare Plan are administered by the Retirement/Employee Benefits Committee comprised of three (3) Directors: James H. Cameron, Chairman, David
C. Easley and Richard O. Johnson, who are elected annually by the Board. The Retirement/Employee Benefits Committee held three (3) meetings in 1994. Non-officer members are compensated at the rate of $500 per meeting attended.

     The Incentive/Compensation Committee administers the salary administration program, management and employee incentive programs and the Company Contribution Plan. (See "Executive Compensation" below.) The Committee, comprised of three (3) outside Directors: Richard O. Johnson, Chairman, Edwin L. Heminger and Graham R. Robb, is elected annually by the Board. The Incentive/Compensation Committee met one (1) time in 1994. Non-officer members are compensated at the rate of $500 per meeting attended.

     The Finance Committee is comprised of three (3) Directors: William H. Sullivan, Jr., Chairman, Mason B. Starring, III and J.W. Straker. The Committee, elected annually, is responsible for the Company's Investment Program administration, investment of Company assets and the funding of business development activities and did not meet in 1994. Investment considerations during 1994 were considered by the full Board of Directors at their regular meetings and through phone conversations with committee members. Non-officer members are compensated at the rate of $500 per meeting attended.

     The Company has no standing nominating committee or committee performing similar functions.

     During 1994, each Director attended at least 75% of the total of the meetings of the Board of Directors and any committee on which such Director served.


          SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company shares beneficially owned by the Directors of the Company and by all Directors, nominees for election as Directors and Executive Officers as a group as of March 1, 1995:



                 Amount and Nature of Beneficial Ownership


                         Sole Voting &       Shared Voting &     Percent
Name                   Investment Power      Investment Power    of Class

James H. Cameron          141,115                90,688( 2)        3.48%
David C. Easley             6,030( 3)                -0-             (1)
Edwin L. Heminger           8,377                    -0-             (1)
Richard O. Johnson        151,264                    -0-           2.27%
Patrick J. McGonagle        1,996( 4)                38( 5)          (1)
Graham R. Robb              3,469                    -0-             (1)
Mason B. Starring, III     12,301                 4,917( 6)        0.26%
J. W. Straker             120,565( 7)             7,231( 8)        1.92%
William H. Sullivan, Jr.   97,058( 9)            23,978(10)        1.82%
All Directors, nominees
and Executive Officers
as a group (14 persons)   560,471(11)           133,858(12)       10.42%


( 1) Less than 0.2%
( 2) Owned by Mr. Cameron's wife or in a family partnership.
( 3) Does not include 306,546 shares as to which Mr. Easley holds a proxy to vote, which shares are beneficially owned by a family partnership in which Mr. Easley's wife is a partner.
( 4) Includes 1,566 shares held in trust under the Company's Salary Deferral
     Plan.
( 5) Shares held in trust under the Company's Salary Deferral Plan.
( 6) Held by Mr. Starring's wife.

( 7) Includes shares held in trust for the benefit of Mr. Straker's daughters.
( 8) Shares held by Mr. Straker's wife.
( 9) Includes shares held by Mr. Sullivan as Guardian for his brother.
(10) Includes shares held by Mr. Sullivan as Trustee for various members of his family, or Mr. Sullivan's wife.
(11) Includes 7,963 shares held in trust under the Company's Salary Deferral
     Plan.
(12) Includes 3,228 shares held in trust under the Company's Salary
     Deferral Plan.


                          EXECUTIVE COMPENSATION

                        SUMMARY COMPENSATION TABLE

     The following table sets forth, for the three years ended December 31, 1994, compensation paid by the Company to Patrick J. McGonagle, President and Chief Executive Officer of the Company. No other Executive Officer of the Company earned compensation in excess of $100,000 in 1994.




                        SUMMARY COMPENSATION TABLE


                                   Annual Compensation
                                                              All Other
     Name and                                               Compensation
Principal Position       Year    Salary($)    Bonus($)(2)       ($)(3)

Patrick J. McGonagle     1994   105,903       21,100             244
 President & CEO(1)      1993    79,951          100             126
                         1992    73,600       10,381             110



(1) Mr. McGonagle became President and CEO of the Company effective February 19, 1993. Previously, Mr. McGonagle was Vice President and General Counsel, the position on which the 1992 compensation is based.

(2) Cash bonuses paid under the Management Incentive Plan and Company Contribution Plan are calculated and paid in the year immediately following the year in which such bonuses are earned. Bonuses are included in the table for the year in which they are earned. Each year's bonus includes a $100 bonus paid to all employees of the Company. Distribution of a bonus to Mr. McGonagle was from the Management Incentive Plan in 1992 and 1994. (See "Compensation Committee Report on Executive Compensation"). The 1992 amount includes a one-time stock bonus of 500 shares of the Company's common stock.

(3) The amount reported represents the premiums paid by the Company during 1994, 1993 and 1992, respectively, with respect to term life insurance for the benefit of Mr. McGonagle.


Retirement Plans

          During 1993, the Company maintained several qualified and non-qualified defined contribution and defined benefit plans for the benefit of employees of the Company and its operating subsidiaries. The plans are open to all eligible, full-time employees who are 21 years of age and have completed one (1) year of service.

     Employees' Retirement Plan - The Company through its subsidiaries maintains a Retirement Plan for all eligible, full-time employees. The Retirement Plan is a defined benefit plan based on the total compensation paid to an employee throughout his employment as a participant of the Plan. Retirement benefits are accrued on an annual basis for all participating employees at a rate of 1.90% of total compensation. For Mr. McGonagle, retirement benefits are accrued based upon salary and bonus paid each year. The sum of annual accruals represents the employee's annual normal retirement
(age 65) benefit.   Mr. McGonagle has nine years of service credited to him
under the Retirement Plan.

     The following table shows the estimated annual straight life benefit payable at normal retirement based on an average annual compensation over a certain number of years of service. The amounts listed in the table are not subject to any reduction for Social Security benefits.




AVERAGE ANNUAL                    YEARS OF SERVICE
 COMPENSATION        20        25        30        35        40
   $ 25,000       $ 9,500   $11,875   $14,250   $16,625   $ 19,000
   $ 50,000       $19,000   $23,750   $28,500   $33,250   $ 38,000
   $ 75,000       $28,500   $35,625   $42,750   $49,875   $ 57,000
   $100,000       $38,000   $47,500   $57,000   $66,500   $ 76,000
   $125,000       $47,500   $59,375   $71,250   $83,125   $ 95,000
   $150,000       $57,000   $71,250   $85,500   $99,750   $114,000



          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth on page 14 shall not be incorporated by reference into any such filings.


Compensation Philosophy and Components of Compensation

     The Company's compensation program is administered by the Incentive/Compensation Committee (the "Committee") of the Board of Directors. The Committee, which is comprised of three (3) non-employee directors, generally makes all decisions on compensation paid to the Company's employees, including the executive officers. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed and given final approval by the full Board of Directors. During 1994, no decisions of the Committee were modified or rejected in any material way by the full Board.

     The goal of the Committee in establishing the compensation of the Company's executive officers is to reward individual contributions and achievements and above-average Company performance. In so doing, the Committee believes that the Company will be able to attract and retain exceptional executive talent and create a performance-oriented environment that will motivate executives to achieve Company and individual goals.

     In 1992 the Company retained an independent compensation consultant to assess the Company's compensation program and to compare the Company's compensation against that of other companies in the natural gas industry.
The independent consultant recommended, and the Board of Directors approved, a compensation program comprised of base salary and incentive compensation. Beginning in 1992, the base salary component of any executive's compensation, including Mr. McGonagle's compensation, is determined in accordance with a Salary Administration Plan which categorizes employees, including executive officers, into relative job positions. The category into which any particular job position is classified is determined based upon competitive levels, organizational structure and reporting relationships, the nature of each position and the perceived internal value of each position. Each category is assigned a salary range containing a minimum, midpoint and maximum salary figure. It is anticipated that the minimum, midpoint and maximum salary figures will be adjusted periodically to reflect, for example, competitive trends in the industry, changes in the Company's organization and Company fiscal performance. The level of compensation earned by each employee within the range of that employee's job category will vary depending upon the level of experience and individual performance of the employee.

     In 1992, the incentive component of compensation was determined under a Management Incentive Plan (the "Incentive Plan") pursuant to which managers and executive officers received bonuses based upon the Company's return on assets ("ROA") and return on equity ("ROE"). Beginning in 1993, only the ROE component will be used in the determination of the bonus amount. Objectives of the Incentive Plan include providing Company shareholders with a reasonable return on their investment, tying remuneration more closely to Company performance and enhancing overall competitiveness of compensation at the Company in a variable instead of fixed manner. Participation in the Incentive Plan is limited to those individuals who significantly affect the operating results of the Company, as recommended by the CEO.

     Specific awards under the Incentive Plan are calculated by means of a formula which targets consolidated ROE. The target for ROE is recommended to the Committee by the CEO, taking into account the fiscal structure of the Company, economic and industry conditions, anticipated performance, shareholder value and competitive industry practices. Actual ROE is to be determined by the Company's independent auditors. No incentive compensation will be awarded unless the ROE target has been satisfied, which was the case in 1993.

     The formula established from the target is then applied to each participant's base salary. Officers, including Mr. McGonagle, are eligible to receive a maximum incentive award of twenty percent (20%) of base salary, depending on organizational performance. Other participants generally are eligible to receive a maximum incentive award of ten percent (10%) of base salary contingent on organizational performance.

     The Company also has in effect a Company Contribution Plan ("Contribution Plan") designed to recognize overall performance of all eligible, full-time employees of the Company and its operating subsidiaries. The Contribution Plan is administered by the Committee, the members of which, with the Board of Directors, determine annually the amount of the total cash contribution to be distributed to eligible employees in the following year. The amount to be distributed each year is based upon corporate performance and is at the sole discretion of the Board of Directors. It is the intention of the Committee that no employee receive in any one year awards under both the Incentive Plan and the Contribution Plan. Therefore, any individual who is a participant in both plans will receive an award under the plan that provides for the greater award to that individual in that year.


                          COMPENSATION COMMITTEE

      Richard O. Johnson, Chairman, Edwin L. Heminger, Graham R. Robb

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Robb serves as Vice President and a Director of The Oxford Oil Company. The Oxford Oil Company received $2,537,282 for 1,154,843 Mcf for gas purchased by Producers Gas Sales, Inc., a subsidiary of the Company, as agent for end use natural gas customers. In addition, Oxford Oil contributed $98,145 to NGO Development for a joint venture drilling program and received $39,561 from NGO Development for joint venture drilling program operating expenses.

          PROPOSAL FOR AMENDMENT OF THE ARTICLES OF INCORPORATION
         TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK

     At a meeting held November 17, 1994, the Board of Directors declared it advisable and desirable that the authorized number of common shares be increased from 7,000,000 to 14,000,000, and that a proposal to amend the Articles of Incorporation to accomplish this purpose be submitted for consideration and action at the Annual Meeting of Shareholders to be held May 18, 1995. If the proposed increase in the authorized number of common shares is to be approved, it will be necessary for the holders of at least a majority of the outstanding common shares to vote in favor of the proposed amendment. The proposed amendment would amend Article Fourth of said Articles to read as follows:

     FOURTH: The authorized number of shares of the corporation shall be 14,100,000 of which 14,000,000 shall be common shares, each with a par value of $1.00, and 100,000 shall be serial preferred shares, each without par value. Except to the extent that the voting rights of the shares of any class are increased, limited, or denied by an amendment to the Articles adopted by the shareholders of the corporation, and except as provided in script issued in lieu of a certificate for a fraction of a share, each outstanding share regardless of class shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release, or other action, subject to any provisions of the Ohio Revised Code with respect to cumulative voting.

     The Company presently is authorized to have outstanding 7,000,000 common shares, of which 6,819,400 shares were issued and outstanding or held in the Treasury on March 27, 1995. The purpose of the proposal is to permit the Company to retain flexibility with respect to possible future stock dividends, acquisitions, raising additional capital and for such other purposes as may, in the future, be determined by the Board of Directors. It is not anticipated that further authorization for the issuance of the securities by a vote of security holders will be solicited prior to such issuance. The terms of issuance of the securities will be fixed by the Board of Directors. There is presently no plan, arrangement or understanding for the issuance of the additional number of shares to be authorized by this proposal.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, S&P 500, AND
                 NATURAL GAS (DIVERSIFIED) INDUSTRY INDEX

     The following graph sets forth a comparison of five year cumulative total return among the common shares of the Company, the S&P 500 Index and the Edward D. Jones, & Co. Natural Gas (Diversified) Industry Index (the "Natural Gas Index") for the fiscal years indicated. Information reflected on the graph assumes an investment of $100 on December 31, 1989 in each of the common shares of the Company, the S&P 500 and the Natural Gas Index. Cumulative total return assumes reinvestment of dividends. The Natural Gas Index represents stock price performance of twenty-one natural gas companies chosen by Edward D. Jones & Co. having at least thirty percent but not more than ninety percent of their operating revenues from the distribution of natural gas. The Company is among the twenty-one companies included in the Natural Gas Index.



                          CUMULATIVE TOTAL RETURN


                         The        Natural      S&P
                      Company      Gas Index     500

          1989         $100          $100       $100
          1990         $118          $ 95       $ 97
          1991         $126          $ 95       $126
          1992         $152          $112       $136
          1993         $201          $130       $150
          1994         $216          $118       $152


                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Price Waterhouse served as the Company's independent certified public accountants for the fiscal year ended December 31, 1994. Its represent-atives are expected to be present at the Annual Meeting and will have an opportunity to make a formal statement and be available to respond to appropriate questions.

    On the recommendation of the Audit Committee and ratification by the shareholders, the Company's Board of Directors appointed Price Waterhouse as auditors for the fiscal year ended December 31, 1994, and audit and non-audit services during the year were approved by the Audit Committee, which considered the effect of the performance of such services on the independence of said firm.

     The Company's Board of Directors has proposed that the ratification of the appointment of the independent certified public accountants for the current fiscal year be submitted to the shareholders. On the recommendation of the Company's Audit Committee, the Board of Directors appointed Price Waterhouse as independent certified public accountants for the fiscal year ending December 31, 1995, and recommends that the appointment of Price Waterhouse be ratified by the shareholders.


                          SHAREHOLDERS PROPOSALS

     Proposals submitted by shareholders for inclusion in the 1996 proxy materials must be received by the Company not later than December 19, 1995.


                            1994 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1994, has been sent to shareholders; said Annual Report and the financial statements contained therein are not, and are not in any respect intended to be, part of the proxy soliciting material.


     THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER TO JOHN B. DENISON, SECRETARY, AT NATIONAL GAS & OIL COMPANY, 1500 GRANVILLE ROAD, P. O. BOX 4970, NEWARK, OHIO 43058-4970.



                                                            JOHN B. DENISON
                                                                  Secretary


                                   PROXY
                        NATIONAL GAS & OIL COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints J.W. Straker, Richard O. Johnson and Edwin
L. Heminger, or any of them with full power of substitution in each, proxies to vote (including authority to vote cumulatively) and act with respect to all Common Shares of the undersigned in NATIONAL GAS & OIL COMPANY, an Ohio Corporation, at the Annual Meeting of its shareholders to be held in the General Offices of the Company at 1500 Granville Road, Newark, Ohio, on May 18, 1995, at 10:00 A.M., local time, and at any and all adjournments thereof in accordance with the following instructions:

1.   THE ELECTION OF     _____FOR all nominees    _____WITHHOLD AUTHORITY
     DIRECTORS           listed below (except as  to vote for all nominees
                         marked to the contrary   listed below.
                         below).

For a term of three years: DAVID C. EASLEY, PATRICK J. McGONAGLE and GRAHAM
R. ROBB.

(INSTRUCTION: To withhold authority to vote for any individual nominee print that nominees's name below.)




2. PROPOSAL to amend the Articles of Incorporation to increase the maximum number of common shares which the Company shall be authorized to have outstanding from 7,000,000 to 14,000,000.

             ____ FOR      ____ AGAINST          ____ ABSTAIN

2. PROPOSAL for the ratification of the appointment of Price Waterhouse to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1995.

             ____ FOR       ____ AGAINST          ____ ABSTAIN


(Please date and sign on reverse side)












                                    C-1
MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY, IF RECEIVED PRIOR TO THE MEETING PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND
3. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY OR THEIR SUBSTITUTES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE AS THE DIRECTORS MAY RECOMMEND.

IMPORTANT: Please sign exactly as your names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, execute in full corporate name by authorized officer.


                                   Date:________________________________ 1995

                                   __________________________________________
                                           (Signature of Stockholder)

                                   __________________________________________
                                           (Signature of Stockholder)